SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF BurgerFi ineternational, inc. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS Corporate Secretary CUSIP 12122L 10 1 Chief Executive Officer BU RG ER FI I NTERNATIONAL INC.2017 DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBERS OF ASSIGNEES

PLEASE PRINT OR TYPEWRITE NAMES AND ADDRESSS INCLUDING POSTAL ZIP **CODE OF ASSIGNEES.**

____________ shares

of the common stock represented by this certificate and hereby irrevocably constitutes and appoints ____________

attorney, to transfer the said shares of common stock on the books of the within-named company with full power of substitution in the premises.

DATED: ____________

NOTICE: The signatures to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSANT TO S.E.C. RULE 17Ad-15. UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).